EX-99.23.j.i
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 24 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the references to our firm under the heading "Accountants" in the Statements of Additional Information of the DG Funds and the Interstate Fund.

    /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
August 22, 2001